Exhibit 99.1

First National Corporation Completes Acquisition of Touchstone Bankshares, Inc.

STRASBURG, Va., October 1, 2024 -- First National Corporation (NASDAQ: FXNC) (the “Company” or “First National”), the one-bank holding company of First Bank, announced today that it has completed the acquisition by merger of Touchstone Bankshares, Inc. (“Touchstone”) effective October 1, 2024 (the “Merger”). Immediately following the Merger, Touchstone Bank, the wholly owned subsidiary of Touchstone Bankshares, Inc., was merged with and into First Bank. Pursuant to the previously announced terms of the Merger, each outstanding share of Touchstone Bankshares, Inc. common stock and preferred stock (on an as-converted, one-for-one basis, which shares of preferred stock converted automatically to common stock at the effective time of the Merger) is entitled to receive 0.8122 shares of First National Corporation’s common stock.

Following the Merger, the former branches of Touchstone Bank assumed in the Merger will continue to operate as Touchstone Bank, a division of First Bank, until the systems integration is completed in February 2025. With the addition of Touchstone, the Company would have had approximately $2.1 billion in assets, $1.5 billion in loans and $1.8 billion in deposits on a combined pro-forma basis as of August 30, 2024. The combined company will deliver banking services through 33 branch offices in Virginia and North Carolina and 3 loan production offices, in addition to its full complement of online banking services.

“We are pleased to announce the completion of the merger with Touchstone Bankshares, Inc. and excited to be joining forces with a team of dedicated local bankers committed to their customers and communities,” stated Scott Harvard, President and Chief Executive Officer of the Company. Harvard continued, “We believe that our combined companies will provide significantly more resources to small business customers across all of our markets while positively impacting the communities we serve. For our investors, the combined market capitalization is expected to put the company on the cusp of the Russell 2000 index.”

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank (the “Bank”), a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, 3 loan production offices, a customer service center in a retirement community, and 33 bank branch office locations located throughout the Shenandoah Valley, the Roanoke Valley, the central and south-central regions of Virginia, the city of Richmond, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. The Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to First National’s and Touchstone’s respective plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expression. Although each party believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission (the “SEC”).

Additional risks and uncertainties may include, but are not limited to: (1) the risk that the cost savings and any revenue synergies from the proposed Merger may not be realized or take longer than anticipated to be realized, including due to the state of the economy or other competitive factors in the areas in which the parties operate, (2) disruption from the proposed Merger of customer, supplier, employee or other business partner relationships, including diversion of management's attention from ongoing business operations and opportunities due to the proposed merger, (3) the possibility that the costs, fees, expenses and charges related to the proposed Merger may be greater than anticipated, (4) reputational risk and the reaction of each of the parties’ customers, suppliers, employees or other business partners to the merger, (5) the risks relating to the integration of Touchstone’s operations into the operations of First National, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (6) the risk of potential litigation or regulatory action related to the proposed Merger, (7) the risk of expansion into new geographic or product markets, (8) the dilution caused by First National’s issuance of additional shares of its common stock in the proposed Merger, and (9) general competitive, economic, political and market conditions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the joint proxy statement of First National and Touchstone and the prospectus of First National regarding the Merger that was filed with the SEC on July 9, 2024 pursuant to Rule 424(b)(3) by First National and in First National’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning First National or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. First National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACTS

Scott C. Harvard	M. Shane Bell
President and CEO First National Corporation	Executive Vice President and CFO First National Corporation
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com

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